UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2021

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Rocky Mountain Chocolate Factory, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-36865	47-1535633
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

265 Turner Drive

Durango, Colorado 81303

(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (970) 259-0554

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class registered	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RMCF	Nasdaq Global Market
Preferred Stock Purchase Rights	RMCF	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2021, Tariq Farid resigned from the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the “Company”), effective immediately.  Mr. Farid’s resignation was not related to the Company’s previously disclosed strategic alliance with Edible Arrangements, LLC and Farids & Co. LLC, as the strategic alliance between the parties remains in full force and effect. The Company looks forward to continuing to expand the relationship with Edible Arrangements after a successful first year of the strategic alliance.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

Date: January 21, 2021	By:	/s/ Bryan J. Merryman
Bryan J. Merryman, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors